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                                                                  Exhibit 11.1


                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)

                                                          Three Months Ended
                                                               June 30,
                                                        ----------------------
                                                         1998           1997
                                                        -------        -------
Basic EPS:
   Net income                                           $ 9,200        $ 6,813
                                                        =======        =======

Shares
      Weighted average number of common
      shares outstanding                                 16,115         15,025
                                                        =======        =======

Basic earnings per common share                         $  0.57        $  0.45
                                                        =======        =======


Diluted EPS:
   Net income                                           $ 9,200        $ 6,813
                                                        =======        =======

Shares
   Weighted average number of common
      shares outstanding                                 16,115         15,025
   Assuming conversion of options issued
      and outstanding                                       593            774
                                                        -------        -------
   Weighted average number of common
      shares outstanding, as adjusted                    16,708         15,799
                                                        =======        =======

Diluted earnings per common share                       $  0.55        $  0.43
                                                        =======        =======


<F*>This calculation is submitted in accordance with SFAS 128, "Earnings Per
Share," which requires disclosure of the calculation of basic and diluted earnings per share.
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